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CONSULTING SERVICES AGREEMENT

THIS AGREEMENT made effective as of the 30th day of October, 2006.

BETWEEN:

UNBRIDLED ENERGY USA INC.

of Suite 301 – 2100 Georgetowne Dr., Sewickley, PA, 15143

(“Unbridled Energy”)

AND:

HOGAN ENERGY CONSULTING

Phone  716-763-1708

133 W Summit St.

Cell     716-485-6873

Lakewood, NY 14750

Email  mrhogan@att.net

(the “Consultant”)

WHEREAS:

A.

the Consultant is in the business of, among other things, providing consulting services to companies in the business of acquiring, exploring and developing unconventional natural gas prospects worldwide;

B.

Unbridled Energy wishes to retain the Consultant to provide such services on the terms and conditions hereinafter set forth.

NOW THEREFORE IN CONSIDERATION of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.

SERVICES TO BE PROVIDED

(a)

Unbridled Energy hereby engages the Consultant to provide the services described in Schedule “A” hereto (the “Services”) on the terms and conditions set out herein.

(b)

The Consultant hereby agrees to provide the Services in a faithful and diligent manner in compliance with the policies, practices, directions, and instructions of Unbridled Energy from time to time.  Without limiting the foregoing, the Consultant agrees to  dedicate a minimum of 20 hours per week to Unbridled Energy and Unbridled Energy agrees to compensate consultant at the rate set out in schedule B for the dedicated minimum hours whether or not consultant is instructed by Unbridled Energy to perform services or not..

(c)

The Consultant will not render any Services under this Agreement, except in response to a prior written request (including by way of example email authorization) of a senior officer of Unbridled Energy.

(d)

Unbridled Energy will provide such information and provide access to such management and other personnel of Unbridled Energy that the Consultant may reasonably require in order for the Consultant to provide the Services in accordance with the terms of this Agreement.

(e)

The parties hereto acknowledge and agree that the Services are not being provided on a full-time basis, such that the Consultant is and will be continuing to provide services similar to the Services to other clients.  The parties hereto agree to co-operate with one another in accommodating the schedule of each other in relation to the provision of the Services with any services being provided by the Consultant to its other clients.

2.

COMPENSATION

As compensation for the Services to be provided hereunder, Unbridled Energy will pay the Consultant in accordance with the terms set out in Schedule “B” hereto.

3.

STATUS

It is understood and agreed that this is an agreement for the performance of services and the Consultant will not be, nor be deemed to be an employee, partner or agent of Unbridled Energy for any purpose, and that the relationship of the Consultant to Unbridled Energy is that of an independent contractor.  In addition, the Consultant will comply with all applicable statutes, laws, ordinances and regulations governing the performance of the Services and will make all required payments with respect to income taxes, unemployment insurance and government pension plans and will pay all assessments in connection with workers’ compensation legislation and will on request provide satisfactory evidence thereof to Unbridled Energy.  Unbridled Energy will not deduct or remit to any government authority any such amounts in respect of the Consultant.  The Consultant will indemnify and hold Unbridled Energy harmless from all claims, demands, suits, interest, penalties, and costs (including, without limitation, reasonable legal fees) relating to income tax, unemployment insurance and government pension plan contributions, and workers compensation assessments in respect of provision of the Services, to the extent Consultant fails to comply with reporting and payment obligations applicable to Consultant.

4.

TERM AND TERMINATION

(a)

This Agreement will be effective from the date hereof and will continue indefinitely until terminated in accordance with the provisions hereof.

(b)

This Agreement may be terminated for any reason at any time by either party giving the other party 60 days' prior written notice of termination.

(c)

Upon the termination of this Agreement, the Consultant will not be entitled to any further compensation or other amount, except compensation accrued and expenses incurred to the date of such termination in accordance with Schedule “B” hereto.

(d)

The Consultant agrees that all work produced pursuant to this Agreement, including, without limitation, publications, reports, and other materials prepared by the Consultant will be the property of Unbridled Energy, which will be solely entitled to all copyright, trademarks, and other intellectual property rights relating thereto.

5.

CONFIDENTIALITY

(a)

The Consultant will retain all confidential information regarding Unbridled Energy, its branches and affiliates, including, without limitation, business information, geological and other information concerning its mineral and petroleum resource properties, know-how and trade secrets relating to systems, finances, sources of supply, and intellectual property (collectively “Confidential Information”) in the strictest confidence and will not disclose or permit the disclosure of Confidential Information in any manner other than with the consent of Unbridled Energy in the course of providing services to and for the benefit of Unbridled Energy or as required by law.  The Consultant will not use the Confidential Information for its benefit or permit it to be used for the benefit of any other person, either during the term of this Agreement or thereafter.  The Consultant will take all reasonable precautions in dealing with the Confidential Information so as to prevent any person from having unauthorized access to it.  The provisions of this paragraph will not apply to any information which, through no act or omission of the Consultant, becomes generally known or, is furnished to others by Unbridled Energy without restriction known to Consultant, or disclosure or is provided to the Consultant by a third party.

(b)

Upon termination of this Agreement, the Consultant will promptly return to Unbridled Energy all property of Unbridled Energy, including, without limitation, all maps, assays, reports and other written information, tapes, discs, and other data embodied or recorded in tangible form which is in the Consultant’s possession or under the Consultant’s control.

6.

GENERAL TERMS

(a)

This Agreement, including Schedules “A” and “B” hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the parties hereto and there are no warranties, representations, or other agreements between the parties hereto in connection with the subject matter hereof except as specifically set forth herein.

(b)

No supplement, modification, or waiver of any provision of this Agreement will be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision (whether or not similar) nor will such waiver constitute a continuing waiver unless otherwise expressly provided.

(c)

This Agreement may not be assigned by the Consultant.  Unbridled Energy may assign its rights and obligations hereunder to an affiliate. Subject thereto, this Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, and permitted assigns.

(d)

Time is of the essence for this Agreement.

(e)

Each party hereby agrees that upon the written request of the other party, it will do all such acts and execute all such further documents and will cause the doing of all such acts and will cause the execution of all such further documents as are within its power to cause the doing or execution of, as the other party may from time to time reasonably request be done and/or executed as may be required to give effect to the purposes of this Agreement and to carry out the provisions hereof.

(f)

Any notice required or permitted to be given hereunder will be in writing and will be sufficiently given if delivered in person during normal business hours of the recipient on a business day or sent by facsimile transmission as follows:

(1)

in the case of a notice to Unbridled Energy to:

Unbridled Energy USA  Inc.

Suite 301 – 2100 Georgetown Dr.

Sewickley, PA 15143

Attention: President

(2)

in the case of a notice to the Consultant to:

HOGAN ENERGY CONSULTING

Phone  716-763-1708

133 W Summit St.

Cell     716-485-6873

Lakewood, NY 14750

Email mrhogan@att.net

and will be conclusively deemed to have been given and to have been received on the same business day, if so delivered, and on the first business day following the transmission thereof, if sent by facsimile transmission.  Addresses for notice may be changed by giving notice in accordance with the foregoing.  For purposes hereof, business day means any day other than a Saturday, Sunday, or statutory holiday in the province of British Columbia.

(g)

The provisions of paragraphs 3, 4(d) and 5 will survive the termination of this Agreement.

(h)

This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and will be treated, in all respects, as a British Columbia contract.

[Execution page follows on page 5 of this Agreement.]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

UNBRIDLED ENERGY CORPORATION

By:

     President & CEO

Witness

HOGAN ENERGY

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SCHEDULE “A”

SERVICES TO BE PROVIDED

The Consultant will provide such services as may be reasonably requested by Unbridled Energy which relate directly to the business of acquiring, exploring, and developing unconventional natural gas prospects worldwide, including:  field exploration relative to unconventional natural gas prospects and other non-field work in support of the same.

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SCHEDULE “B”

REMUNERATION

(1)

Unbridled Energy will pay to the Consultant consulting fees of US $800.00 per day for each full day (seven (7) hour minimum, ten (10) Hour maximum) of field-work but in no event less than $8666 per month which equates to the dedicated minimum 20 hr per week schedule referred to in paragraph B1(b)  Services rendered to Unbridled Energy by the Consultant will be paid US $100.00 per hour for each full hour of Services other than field-work and for field work of less than seven (7) hours or for field work in excess of the ten (10) hours maximum outlined in the per diem rate. The Consultant will invoice Unbridled Energy for all such fees within 10 days after the end of the calendar month in which the Services were rendered and such invoices will be due and payable by Unbridled Energy within 30 days after receipt.

(2)

Unbridled Energy agrees to reimburse Consultant for all reasonable out of pocket expenses incurred in connection with rendering Services to Unbridled Energy such as transportation costs (including air fair and automobile mileage at $.48/mile), lodging, meals, long distance telephone charges, overnight delivery charges, copy costs, charges for courier and similar services Invoices for expenses will have supporting documentation attached.

(3)

Unbridled Energy will, within 30 days of the execution and delivery of this Agreement by the Consultant and Unbridled Energy, grant to the Consultant an option to acquire up to One Hundred Thousand (100,000) Common shares of Unbridled Energy at a price of  $0.75 established in accordance with the terms of Unbridled Energy’s then-current Stock Option Plan (the “Plan”) and the rules and polices of the TSX Venture Exchange (the “Option”).  The Option will be governed by the terms and conditions of the Plan.  Unbridled Energy will provide a copy of the Plan to the Consultant upon his request; by signing this Agreement, the Consultant confirms that he has read and understands the Plan and agrees to the terms and conditions of the Plan, including the provision of the Plan relating to the accelerated termination of the Option resulting from the termination of this Agreement.